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                                                                 Exhibit 4.12(a)

                LIST OF SHAREHOLDERS OF VIS AND SOED WHO ENTERED
                        INTO THE FORM OF ESCROW AGREEMENT

          VIS SHAREHOLDERS                     SOED SHAREHOLDERS
          ----------------                     -----------------
3i Group plc                            Christiann Richard David van der Kuyl
Avanti Capital plc                      Patrick Burns
Peter Baillie                           Peter Baillie
Bamboo Investments plc                  John Boyle
John Boyle                              Alexander Gordon Catto
David Brock                             Brendon Clouston
James Bryan                             Coppertop Concepts Limited
Patrick Bums                            Lord Catto's Settlement of November 1976
Alexander Gordon Catto                  Noble Grossart Investments Limited
Innes Gordon & Alexander Gordon         AB Services
Catto (as trustees of Lord Catto's
settlement of November 1976)
The Estate of the Late Lord Catto       David Brock
Paul Chestnutt                          Paul Chestnutt
Brendon Clouston                        John Fickling
John Fickling                           Five Oceans Foundation
Flextech Television Limited             Andrew Fraser
Timothy Gatland                         Jonathan Horne
Martin Gibson                           Anthony Kennan
Robert Graham                           Northern Edge Limited
Margaret Harrison                       Carl Openshaw
Terry & Margaret Harrison               Linda Reid
Jonathan Horne                          Ian Cleland Ritchie
Colin Ingleby Mackenzic                 William Martin Ritchie
Scottish Enterprise                     Simon Rogers
Scottish Equity Partnership             Scottish Enterprise
David Semple                            Julian Summer
TBI Financial Services                  TBI Financial Services Limited
TC Nominees (Nol) Limited               The Hamilton Portfolio Investments Limited

Trustees of the Dawn Harrison
Interest in Possession Settlement
Trustees of the Kay Aitkin Interest
in Possession Settlement
Anthony Kennan
Christiaan R D van der Kuyl
Ran Meinertzhagen
Eric Reed
Mark Aaron Reid